Exhibit 7
                                                                       ---------

                               INVESTMENT PROPERTY
                          PLEDGE AND SECURITY AGREEMENT



     THIS INVESTMENT PROPERTY PLEDGE AND SECURITY AGREEMENT ("Pledge Agreement"), dated March 18, 2004, is by TIMET Finance Management Company, a Delaware corporation ("Pledgor") to and in favor of Congress Financial Corporation (Southwest), a Texas corporation ("Pledgee").

                              W I T N E S S E T H:

     WHEREAS, Pledgor is the direct and beneficial owner of the cash and securities accounts identified on Exhibit A hereto and titled in the name of Pledgor (individually, each an "Account" and collectively, the "Accounts") maintained by the brokerage institutions identified on Exhibit A hereto (individually, each a "Broker" and collectively, "Brokers"); and

     WHEREAS, Pledgee and Pledgor have entered or are about to enter into financing arrangements pursuant to which Pledgee may make loans and advances and provide other financial accommodations to Titanium Metals Corporation, a Delaware corporation ("Timet") which owns one hundred (100%) percent of the capital stock of Pledgor and Titanium Hearth Technologies, Inc., a Delaware corporation ("THT", and together with Timet, individually each a "Borrower" and collectively, "Borrowers") as set forth in the Loan and Security Agreement, dated February 25, 2000, by and among Pledgee, Borrowers, certain affiliates of Borrowers and Pledgor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement;

     WHEREAS, in order to induce Pledgee to make loans and advances and provide other financial accommodations to Borrowers pursuant to the Loan Agreement and the other Financing Agreements, Pledgor has agreed to pledge to Pledgee, and grant Pledgee, a security interest in and lien upon, all of its right, title and interest in and to the Accounts and all financial assets at any time held therein as set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:



1.   GRANT OF SECURITY INTEREST
     --------------------------

     As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee a security interest in and lien upon the following (collectively, the "Pledged Property"): (a) all right, title and interest of Pledgor in and to the Accounts as the same may now or hereafter be constituted, now existing or hereafter arising; (b) all cash, securities, commodities contracts, instruments, documents, general intangibles, financial assets or other investment property, held in or payable from, or credited to, any Account, now existing or hereafter arising or acquired; (c) all reinvestments, roll-overs, substitutions and exchanges for any and all of the foregoing, and all monies and proceeds due or to become due thereon, including, but not limited to, any and all dividends, interest, profits interests, profits, redemptions, warrants, subscription rights, stock, securities options, and other distributions whether of cash or other property, now or hereafter distributed or which may hereafter be earned by or delivered for any Account; (d) any rights incidental or related to the ownership of any of the foregoing, such as voting, conversion and registration rights and rights of recovery for securities law violations; and (e) all books and records relating to the foregoing; and (f) the proceeds of all of the foregoing.

2.   OBLIGATIONS SECURED
     -------------------

     The security interest, lien and other interests granted to Pledgee pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Pledgor to Pledgee and/or the Borrowers or their respective consolidated Subsidiaries, including principal, interest, charges, fees, costs and expenses however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Pledge Agreement, the Loan Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Pledgor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured (all of the foregoing being collectively referred to herein as the "Obligations").

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS
     -----------------------------------------

     Pledgor hereby  represents,  warrants and covenants with and to Pledgee the
following  (all  of  such   representations,   warranties  and  covenants  being
continuing so long as any of the Obligations are outstanding):

     (a) Each Broker has established and maintains, and Pledgor shall cause each Broker to maintain, the Account next to its name on Exhibit A hereto in the name of Pledgor.

     (b) Pledgor has executed and delivered, or will execute and deliver, to Pledgee Investment Property Control Agreements in favor of Pledgee in the form of Exhibit B hereto and has caused, or will cause, each Broker to execute and deliver such agreement to Pledgee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, individually each a "Control Agreement" and collectively, the "Control Agreements").

     (c) To the best of the knowledge of Borrower, (i) each Broker is a business corporation which in the ordinary course of its business maintains securities for its customers and maintains securities accounts in the name of such customers reflecting ownership of or interests in such securities and all records relating to such accounts, (ii) each Broker has identified and registered (by book-entry or otherwise) the financial assets in the Account maintained by it on its books and records as belonging to Pledgor, and (iii) each Broker has registered in its records the interests of Pledgee in such Account.

     (d) Pledgor has all requisite power and authority to enter into this Pledge Agreement and the Control Agreements, to pledge the Pledged Property for the purposes described herein and to carry out the transactions contemplated by this Pledge Agreement and the Control Agreements.

     (e) All Pledged Property is directly, legally and beneficially owned by Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest or the proceeds thereof, except for the security interest granted to the Pledgee hereunder, as provided in the Control Agreement with respect to each Broker or the pledges and security interests permitted under the Loan Agreement.

     (f) The execution, delivery and performance by Pledgor of this Pledge Agreement and the Control Agreements have been duly and properly authorized and does not and will not result in any violation of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.

     (g) Upon delivery of the duly executed Control Agreements to Pledgee, this Pledge Agreement together with the applicable Control Agreement creates and grants a valid first lien on and perfected security interest in each Account and the proceeds thereof.

     (h) The securities entitlements credited to any Account are valid and genuine and Pledgor has provided, and upon request agrees to provide, Pledgee with a complete and accurate statement of the financial assets and the money credited to such Account as of the date hereof.

     (i) Pledgor shall not, directly or indirectly, sell, convey, or otherwise dispose of or withdraw any money, securities or property from any Account or any interest in such Account, nor shall Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Property or the proceeds thereof other than the pledge and security interest in favor of Pledgee or the liens permitted each Broker under the applicable Control Agreement, provided, that, (A) Pledgor may make trades in the Accounts before (but not after) the occurrence of an Event of Default, but subject to the proceeds of any such trades remaining in the Accounts unless withdrawn from such Account to the extent permitted under the applicable Control Agreement and (B) Pledgor may withdraw funds from each Account to the extent permitted under the applicable Control Agreement.

     (j) Pledgor shall not modify or terminate the Control Agreements or Pledgor's customer agreement with each Broker under which the Accounts were established.

     (k) Pledgor shall, at it own expense, (i) defend Pledgee's right, title, special property and security interest in and to the Pledged Property against the claims of any person, (ii) deliver any certificate or instrument constituting or representing any of the Pledged Property that it may obtain possession of to a Broker for credit to any Account, duly endorsed in blank without restriction, with a signature guaranty acceptable at the New York Stock Exchange and with all necessary transfer tax stamps affixed, and (iii) deliver to each Broker any endorsements or instruments which may be necessary or desirable to transfer any financial assets held by such Broker which are registered in the name of, payable to the order of, or specially endorsed to Pledgor, to such Broker or its securities intermediary or to one of their respective nominees.

     (l) Any cash, checks or other instruments or items received by Pledgor or Pledgee relating to the matured Pledged Securities, and such amounts shall be reinvested in the Accounts or may be withdrawn from the Accounts to the extent permitted under the Control Agreements.

     (m) To the extent necessary to give effect to the foregoing authorizations and subject to the terms of this Pledge Agreement, Pledgor hereby appoints Pledgee as lawful attorney in fact for the purposes of reinvesting the proceeds of any Pledged Property and receiving and receipting for any cash, checks, or other instruments or items relating thereto.

     (n) The Pledged Property is not registered, nor has Pledgor authorized the registration thereof, in the name of any person or entity other than Pledgor, Pledgee or the applicable Broker.

     (o) The Pledged Property is not subject to any restrictions relative to the transfer thereof (other than any restrictions under federal or state securities or other similar laws that are applicable thereto, if any) and Pledgor has the right to transfer and hypothecate to the Pledgee the Pledged Property free and clear of any liens, encumbrances or restrictions.

     (p) The Pledged Property is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.

     (q) Pledgor authorizes Pledgee to perform any and all acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Property or its value or Pledgee's security interest therein, and pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Pledged Property in Pledgee's possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other persons.

     (r) Pledgor shall pay all charges and assessments of any nature against the
Pledged   Property  or  with  respect  thereto  prior  to  said  charges  and/or assessments being delinquent.

     (s) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the rate then applicable to the indebtedness of Pledgor to Pledgee set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee in its discretion for the protection, preservation and maintenance of the Pledged Property and the enforcement of Pledgee's rights hereunder, including, without limitation, attorneys' fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder.

     (t) Pledgor shall furnish, or cause to be furnished, to Pledgee such information concerning the Pledged Property as Pledgee may from time to time request.

     (u) From and after the occurrence and during the continuance of an Event of Default, Pledgee may notify any appropriate transfer agent of the Pledged Securities to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.

     (v) Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations,
(iii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. Pledgor agrees that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.

     (w) Subject to the terms of the Control Agreements and the Loan Agreement, unless and until an Event of Default exists or has occurred and is continuing, Pledgor shall retain the right to vote any securities in the Accounts, exercise any rights of conversion, redemption, exchange, subscription, registration or any other rights, privileges or options with respect thereto, give all consents, waivers and ratifications in respect thereof and otherwise act with respect
thereto  as  the  owner  of  thereof,   including  without   limitation  issuing
entitlement orders and otherwise transferring or disposing of the Pledged Property to the extent permitted under the applicable Control Agreement.

4.   RIGHTS AND REMEDIES
     -------------------

     At any time an Event of Default (as defined in the Loan Agreement) exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee, whether provided under this Pledge Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, Pledgor except as such notice or consent is expressly provided for hereunder:

     (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct any Broker to register any or all of the Pledged Property in the name of Pledgee or in the name of Pledgee's nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee and Pledgee may send the Notice of Exclusive Control (as such term is defined in the applicable Control Agreement) to the broker under any Control Agreement. Pledgee may vote any securities in any Account (whether or not so transferred) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof (Pledgor hereby irrevocably constituting and appointing Pledgee, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes). After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise any and all corporate rights with respect to the Accounts and any of the other Pledged Property, including, all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any of the Pledged Property as if Pledgee were the absolute owner thereof. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to transfer, or cause any Broker to transfer, deposit and deliver any and all of the Pledged Property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

     (b) Pledgee may, at its option, require all cash dividends payable with respect to any securities in any Account be paid to Pledgee as additional collateral security, or, in Pledgee's discretion for application to the Obligations, in such order and manner as Pledgee may determine.

     (c) Pledgee may, in its discretion: (i) deliver a notice of exclusive control under any Control Agreement, (ii) cause the Accounts to be registered in Pledgee's sole name or transfer any Account to another broker/dealer to be held in Pledgee's sole name, (iii) remove any items of Pledged Property from any Account and register same in Pledgee's name or in the name of its broker/dealer, nominee or agent or any of their nominees, (iv) exchange certificates representing any of the Pledged Property for certificates of larger or smaller denominations, (v) collect, including by legal action, any notes, instruments, checks or other evidences of payment obligations included in the Pledged Property and compromise or settle same with the relevant obligor and (vi) cause any Broker or any other broker/dealer, agent or nominee aforesaid, to dispose of any Pledged Property with the proceeds thereof to be applied to the Obligations in such order and manner as Pledgee may determine.

     (d) In addition to all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder, including attorneys' fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615 of the Uniform
Commercial Code, with Pledgor to be and remain liable for any deficiency. Pledgor shall be liable to Pledgee for the payment on demand of all such costs and expenses, together with interest at the then applicable rate set forth in the Loan Agreement, and any attorneys' fees and legal expenses. Pledgor agrees that ten (10) days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.

     (e) All of the Pledgee's rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Loan Agreement and the other Financing Agreements, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

5.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     ------------------------------------------------------------

     (a) The validity, interpretation and enforcement of this Pledge Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Texas.

     (b) Pledgor irrevocably consents and submits to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Property or to otherwise enforce its rights against Pledgor or its property).

     (c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Except as otherwise required by the applicable court, and only after an Event of Default, within sixty (60) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

     (d) PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) Pledgee shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.

6.   MISCELLANEOUS
     -------------

     (a) Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder.

     (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee's nominee, agent or bailee) Pledgee or Pledgee's nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor or foreclosure with respect thereto.

     (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to Pledgor:             TIMET Finance Management Company
                                    c/o Griffin Corporate Services, Inc.
                                    Attention: Victoria Garrett
                                    300 Delaware Avenue, 9th Floor
                                    Wilmington, Delaware 19801
                                    Telephone No.: 302-552-3103
                                    Telecopy No.: 302-552-3128

         With a copy to:            Titanium Metals Corporation
                                    Attention: General Counsel
                                    1999 Broadway, Suite 4300
                                    Denver, Colorado 80202
                                    Telephone No.: 303-296-5600
                                    Telecopy No.: 303-291-2990

         If to Secured Party:       Congress Financial Corporation (Southwest)
                                    Heritage Square II
                                    5001 LBJ Freeway
                                    Suite 1050
                                    Dallas, Texas  75244
                                    Telephone No.:  214-761-9044
                                    Telecopy No.:  214-748-9118

     (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgor, Pledgee and Broker pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Pledge Agreement" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 6(g) hereof or cured in a manner satisfactory to Pledgee in good faith, if such Event of Default is capable of being cured as determined by Pledgee in good faith. All references to the term "Person" or "person" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

     (e) This Pledge Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.

     (f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     (g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

                                           TIMET FINANCE MANAGEMENT COMPANY

                                           By:

                                           Title: